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                                                                    Exhibit 10.6

                  Amendment to Catellus Development Corporation
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         Amended and Restated Executive Stock Option Plan ("Amendment")
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Pursuant to that certain Resolution adopted by the Board of Directors of
Catellus Development Corporation (the "Company") dated September 26, 2001,
Section 11 of the Company's Amended and Restated Executive Stock Option Plan (as amended and restated, the "Plan") is hereby amended and restated, effective as of September 26, 2001, in its entirety as follows:

         "11.  Non-Transferability of Options
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                  A Participant's rights and interests under this Plan
         (including the right to exercise unexercised Options) may not be assigned or transferred except, (i) in the case of a Participant's death, to the person or persons who shall have been designated by the Participant as a beneficiary or beneficiaries with respect to the option upon forms provided by and subject to conditions imposed by the Company or, in the absence of a beneficiary designation, to the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder."

Except as modified by this Amendment, all of the provisions of the Plan shall continue in full force and effect and are incorporated herein by reference.